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                                                                EXHIBIT 11(c)(1)


                          PLAN AND AGREEMENT OF MERGER

                                  BY AND AMONG

                          PICCADILLY CAFETERIAS, INC.,

                       PICCADILLY ACQUISITION CORPORATION

                                       AND

                            MORRISON RESTAURANTS INC.



                                 APRIL 22, 1998



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                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1 THE TENDER OFFER........................................................................................1
         1.1      The Offer.......................................................................................1
         1.2      Target Action...................................................................................2
         1.3      Shareholder Lists...............................................................................3
         1.4      Funding of Tender Offer.........................................................................3
         1.5      Directors.......................................................................................3

SECTION 2 THE MERGER..............................................................................................4
         2.1      Merger..........................................................................................4
         2.2      Shareholders Meeting of Target..................................................................5
         2.3      Consummation of the Merger......................................................................5
         2.4      Dissenters' Rights..............................................................................6
         2.5      Payment for Shares..............................................................................6
         2.6      Closing of Target's Transfer Books..............................................................7
         2.7      Corporate Acts of Subsidiary....................................................................7

SECTION 3 REPRESENTATIONS AND WARRANTIES OF TARGET................................................................7
         3.1      Organization and Qualification..................................................................8
         3.2      Target Capital Stock............................................................................8
         3.3      Subsidiaries and Affiliated Partnerships........................................................8
         3.4      Power and Authority.............................................................................8
         3.5      Non-Contravention; Approvals and Consents.......................................................9
         3.6      Target Public Information.......................................................................9
         3.7      Legal Proceedings..............................................................................10
         3.8      Contracts, Etc.................................................................................10
         3.9      Subsequent Events..............................................................................11
         3.10     Taxes..........................................................................................12
         3.11     Commissions and Fees...........................................................................14
         3.12     ERISA and Related Matters......................................................................14
         3.13     Employment Matters.............................................................................16
         3.14     Environmental Matters..........................................................................17
         3.15     Compliance with Laws in General................................................................18
         3.16     Licenses, Accreditation and Regulatory Approvals...............................................19
         3.17     Real Property..................................................................................19
         3.18     Vote Required..................................................................................20
         3.19     Opinion of Financial Advisor...................................................................20
         3.20     Takeover Statutes..............................................................................20
         3.21     Rights Agreement...............................................................................21
         3.22     No Untrue Representations; Information Supplied................................................21

SECTION 4 REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY AND ACQUIRER..............................................21
         4.1      Organization, Existence and Capital Stock......................................................21




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


         4.2      Power and Authority............................................................................22

SECTION 5 REPRESENTATIONS AND WARRANTIES OF ACQUIRER.............................................................22
         5.1      Organization, Existence and Good Standing......................................................22
         5.2      Power and Authority............................................................................22
         5.3      Subsidiary Common Stock........................................................................23
         5.4      Solvency.......................................................................................23
         5.5      Financing......................................................................................23
         5.6      No Violations..................................................................................23
         5.7      No Untrue Representation; Information Supplied.................................................23
         5.8      Commencement of Tender.........................................................................24

SECTION 6 ACCESS TO INFORMATION AND DOCUMENTS....................................................................24
         6.1      Access to Information..........................................................................24
         6.2      Return of Records..............................................................................24
         6.3      Effect of Access...............................................................................25

SECTION 7 COVENANTS..............................................................................................25
         7.1      Preservation of Business.......................................................................25
         7.2      Material Transactions..........................................................................25
         7.3      Meeting of Target Shareholders.................................................................26
         7.4      Exemption from State Takeover Laws.............................................................27
         7.5      HSR Act Compliance.............................................................................27
         7.6      Public Disclosures.............................................................................27
         7.7      Resignation of Target Directors................................................................27
         7.8      Notice of Subsequent Events....................................................................27
         7.9      No Solicitation................................................................................28
         7.10     Other Actions..................................................................................29
         7.11     Cooperation....................................................................................29
         7.12     Target Employees...............................................................................30
         7.13     Indemnification................................................................................30
         7.14     Termination of Plans...........................................................................32

SECTION 8 TERMINATION, AMENDMENT AND WAIVER......................................................................32
         8.1      Termination....................................................................................32
         8.2      Effect of Termination..........................................................................33
         8.3      Amendment......................................................................................34
         8.4      Extension; Waiver..............................................................................34
         8.5      Procedure for Termination, Amendment, Extension or Waiver......................................34
         8.6      Expenses; Break-up Fees........................................................................34

SECTION 9 CONDITIONS TO CLOSING..................................................................................36
         9.1      Mutual Conditions..............................................................................36
         9.2      Conditions to Obligations of Acquirer and Subsidiary...........................................36
         9.3      Conditions to Obligations of Target............................................................37

SECTION 10 MISCELLANEOUS.........................................................................................38


                                       ii
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

         10.1     Nonsurvival of Representations and Warranties..................................................38
         10.2     Notices........................................................................................38
         10.3     Further Assurances.............................................................................39
         10.4     Governing Law..................................................................................39
         10.5     Definitions....................................................................................39
         10.6     Captions.......................................................................................40
         10.7     Integration of Exhibits........................................................................40
         10.8     Entire Agreement...............................................................................40
         10.9     Counterparts...................................................................................40
         10.10    Binding Effect.................................................................................40
         10.11    No Rule of Construction........................................................................40



                                      iii

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                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER (the "Plan of Merger"), made and entered into as of the 22nd day of April, 1998, by and among PICCADILLY CAFETERIAS, INC., a Louisiana corporation ("Acquirer"), PICCADILLY ACQUISITION CORPORATION, a Georgia corporation (the "Subsidiary"), and MORRISON RESTAURANTS INC., a Georgia corporation ("Target") (Subsidiary and Target being sometimes collectively referred to herein as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Acquirer, Subsidiary and Target each have approved the acquisition of Target by Subsidiary and, in furtherance of the acquisition, Subsidiary proposes to make a tender offer for all outstanding shares of Common Stock, par value $.01 per share, including the associated rights to purchase shares of Series A Junior Participated Preferred Stock, $.01 par value per share of Target pursuant to Target's Rights Plan (the "Shares" or "Target Common Stock"), and the Board of Directors of Target has approved the Offer and recommends that it be accepted by the shareholders of Target; and

         WHEREAS, each of Acquirer, Subsidiary and Target desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   SECTION 1
                                THE TENDER OFFER

         1.1 The Offer.

         Provided that none of the events set forth in Annex A hereto shall have occurred or be existing, Subsidiary, as promptly as practicable, but in any event within five business days of the public announcement of this Plan of Merger, shall commence a tender offer (the "Offer") for all outstanding Shares at a price of $5.00 per Share, net to the seller in cash. Assuming the prior satisfaction or waiver of the conditions to the Offer set forth in Annex A hereto, Subsidiary will accept for payment all Shares validly tendered pursuant to the Offer, and not withdrawn, as soon as legally permissible and shall pay for all such Shares as soon as practicable thereafter. The Offer initially shall expire on the twentieth business day after its commencement; provided, however, that Subsidiary may, without the consent of Target, (i) extend the Offer (on one or more occasions) beyond the scheduled expiration date if at any such date any of the conditions to Subsidiary's obligation to purchase Shares shall not be satisfied or waived, until such time as such conditions are satisfied or waived, or (ii) extend the Offer to the extent required by any rule or regulation of the Securities and Exchange Commission (the "Commission"); provided further that, notwithstanding anything in the foregoing proviso to the contrary, Subsidiary may not, without Target's prior written consent, (A) extend the expiration date of the Offer if the failure to meet any condition to the Offer was directly or indirectly caused by an act or omission of Acquirer or Subsidiary or (B) effect any individual extension under clause (i) in excess of the amount of time reasonably believed by Acquirer to be necessary to satisfy such condition, which shall in no event exceed 10 business days; provided further that if Subsidiary does not consummate the Offer on the initial expiration date, or any extension thereof, due to the failure of one or more conditions in any of paragraphs (a), (b), (c) or (e) of Annex A to be satisfied, Acquirer shall cause Subsidiary to, and Subsidiary shall, unless Target shall have materially breached this Plan of Merger and failed to cure such breach within 15 days of being notified thereof in writing, extend the Offer one or more times until the earlier of (i) 11:59 p.m. New York City time on the 60th calendar day after the date of this Plan of Merger or (ii) 2 business days after such time as such condition or conditions are satisfied or waived; provided further that Subsidiary shall not be obligated to extend the Offer pursuant to the foregoing proviso if the condition that has not been satisfied is not reasonably capable of being cured or satisfied at or prior to the 60th calendar day after the date of this Plan of Merger. Without the prior written consent of Target, Subsidiary will not decrease the price per Share, decrease the number of Shares being sought in the Offer, change the form of consideration payable in the Offer (other than by adding consideration), add additional conditions to the Offer, or, subject to the rights to extend the Offer as set forth above, make any other change in the terms of the Offer which is adverse to the holders of Shares. It is agreed that the Offer will be subject only to the conditions set forth in Annex A hereto, which are for the benefit of Subsidiary and may be asserted or waived by Subsidiary in whole or in part at any time and from time to time, in its sole discretion; provided, however, that Subsidiary may not waive the Minimum Condition (as defined in Annex A hereto) so as to acquire less than a majority of the outstanding Shares without the prior written consent of Target. As soon as practicable on the date of commencement of the Offer, Acquirer and Subsidiary shall file with the Commission a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (the "Schedule 14D-1"), which will contain the offer to purchase and form of the related letter of transmittal. Acquirer and Subsidiary shall give Target and its counsel the opportunity to review the Schedule 14D-1 and any amendments or supplements thereto prior to their being filed with the Commission. Subsidiary may, at any time, transfer or assign to one or more corporations directly or indirectly wholly owned by Acquirer the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment shall not relieve Subsidiary of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares properly tendered and accepted for payment.

         1.2      Target Action.

         Target hereby consents to the Offer. Promptly after the commencement of the Offer, Target shall file with the Commission and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"). The Schedule 14D-9 will set forth, and Target hereby represents, that the Board of Directors of Target has (a) determined that the Offer and the Merger (as defined in Section 2.1) considered as a whole are fair to and in the best interests of Target and its shareholders, and (b) resolved to recommend acceptance of the Offer and approval and adoption of the Merger and this Plan of Merger by the holders of Shares. Target shall give the Acquirer and its counsel an opportunity to






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review the Schedule 14D-9 and any amendments or supplements thereto prior to its being filed with the Commission. Target hereby consents to the inclusion in the Tender Offer Material (as defined in Rule 14d-2(b)(5) adopted pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the recommendation referred to in this Section 1.2.

         1.3 Shareholder Lists.

         Target shall promptly furnish Subsidiary with a list of the holders of Shares and mailing labels containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositors, each as of a recent date, and shall promptly furnish Subsidiary with such additional information, including updated lists of shareholders of Target, mailing labels and lists of securities positions, and such other assistance, as Subsidiary or its agents may reasonably request in connection with communicating the Offer to the record and beneficial holders of the Shares.

         1.4 Funding of Tender Offer.

         Acquirer shall make available to Subsidiary on a timely basis funds as necessary to pay for the Shares that Subsidiary becomes obligated to accept for payment and pay for pursuant to the Offer.

         1.5 Directors.

             (a) Promptly upon acceptance for payment by Subsidiary of Shares tendered pursuant to the Offer, Subsidiary shall be entitled to designate such number of directors, rounded up to the next whole number, as will give Subsidiary representation on the Board equal to at least that number of directors equal to the product of (i) the total number of directors on the Board and (ii) the percentage that the number of Shares so accepted for payment bears to the number of Shares outstanding, and Target shall, at such time, at the election of Subsidiary either increase the size of the Board or use its best efforts to cause the appropriate number of directors who are members of the Board as of the date hereof to resign and Subsidiary's designees to be appointed or elected to fill the vacancies thereby created in conformity with the Georgia Business Corporation Code (the "GBCC"), Target's amended and restated articles of incorporation and bylaws and other applicable law. In addition, until the Effective Time (defined in Section 2.4), there shall be at least three directors on the Board who are directors on the date hereof and who are not designees nor officers, directors, full-time employees or affiliates of Acquirer or Subsidiary nor full-time employees of Target (the "Independent Directors"); provided, however, that if the number of Independent Directors shall be reduced below three for any reason, the Board shall, subject to the approval of the remaining Independent Directors, if any, designate a person or persons to fill the vacancy or vacancies who are directors on the date hereof and not an officer, director, full-time employee or affiliate of Acquirer or Subsidiary nor a full-time employee of Target, and such persons shall be deemed to be Independent Directors for purposes of this Plan of Merger.

             (b) Target's obligations to appoint Subsidiary's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Acquirer and Subsidiary shall supply and shall be solely responsible for all information with respect to






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themselves, their officers, directors and affiliates, and Subsidiary's designees required by Section 14(f) and Rule 14f-1. Target shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.5, and shall include in the Schedule 14D-9 such information with respect to Target and its officers and directors as is required under Section 14(f) and Rule 14f-1.

             (c) Following the election or appointment of Subsidiary's designees pursuant to this Section 1.5 and until the Effective Time, any amendment of this Plan of Merger or the amended and restated articles of incorporation or bylaws of Target, any termination of this Plan of Merger by Target, any extension by Target of the time for the performance of any of the obligations or other acts of Acquirer or Subsidiary, any waiver of any of Target's rights hereunder, or any transaction between Acquirer (or any affiliate or associate thereof) and Target shall require the concurrence of a majority of the Independent Directors. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of Target as are reasonably appropriate to assist them in the exercise of their duties in connection with this Plan of Merger. In addition, the Independent Directors shall have the authority to institute any action on behalf of Target to enforce performance of this Plan of Merger.

                                   SECTION 2
                                   THE MERGER

         2.1 Merger.

             (a) Merger. Upon the terms and subject to the conditions of this Plan of Merger, Subsidiary will be merged with and into Target (the "Merger"), in accordance with Section 14-2-1101 of the GBCC, as soon as practicable following the expiration or termination of the Offer. Target shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its existence under the laws of the State of Georgia. The separate existence of Subsidiary shall cease. The name of the Surviving Corporation shall be "Morrison Restaurants Inc."

             (b) Effect of Merger. The amended and restated articles of incorporation of Target in effect upon the consummation of the Merger, with such amendments as requested by Subsidiary and approved by the Board of Directors and shareholders of Target, shall be the articles of incorporation of the Surviving Corporation, and the bylaws of Subsidiary in effect upon consummation of the Merger shall be the bylaws of the Surviving Corporation. The directors of Subsidiary upon consummation of the Merger shall be the directors of the Surviving Corporation, and the officers of Subsidiary shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified. The Merger shall have the effects set forth in
Section 14-2-1106 of the GBCC.


             (c) Conversion of Shares. At the Effective Time (as defined in
Section 2.3), by virtue of the Merger and without any action on the part of any holder of any Shares, (i) each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(c)
(ii) and any Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive in cash an amount per Share equal to the price paid per




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Share pursuant to the Offer (the "Merger Consideration"), without interest;
and (ii) each Share owned by Acquirer, Subsidiary or any other direct or indirect subsidiary of Acquirer or held in the treasury of Target, immediately prior to the Effective Time, shall be cancelled and extinguished, and no payment will be made with respect to those Shares (it being understood that the Shares held in Target's Deferred Compensation Plan and the Shares held in Target's Salary Deferral (401(k)) Plan, whether or not allocated, shall be deemed as issued and outstanding and not held in the treasury of Target for purposes of this Plan of Merger); and (iii) each share of common stock, par value $.01 per share of Subsidiary then issued and outstanding shall be converted into one share of common stock of the Surviving Corporation, which shares thereafter will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

             (d) Stock Options. As soon as practicable, but in any event no later than the date payment is made for Shares tendered pursuant to the Offer, each holder of a stock option granted under the plans or agreements set forth in
Exhibit 2.1(d) of the Disclosure Schedule (as defined herein) (collectively, the "Target Incentive Plans"), whether or not then exercisable, which is outstanding as of the date hereof and which has not been exercised prior to the acquisition of Shares pursuant to the Offer (each option held by such a person is referred to as a "Target Option") shall be entitled to receive, in cancellation and settlement of the Target Option, an amount equal to the product of (x) the number of Shares provided in the Target Option and (y) the excess, if any, of the Merger Consideration over the exercise price per Share provided for in the Target Option (the "Option Consideration"). As soon as practicable following acceptance of the Offer by the Subsidiary, the Subsidiary shall tender the Option Consideration in cash to each holder of a Target Option to whom Option Consideration is payable. The Target shall take such other actions available under the Target Incentive Plans to effect the cancellation of all Target Options. At the request of Acquirer, Target agrees to use commercially reasonable efforts to obtain consents from the holders of such Target Options to their cancellation to the extent Acquirer determines such consents to be advisable.

         2.2 Shareholders Meeting of Target.

         Unless Subsidiary makes the election referred to in Section 2.3, Target will take all action necessary in accordance with applicable law and its Amended and Restated Articles of Incorporation and Bylaws to convene a special meeting of its shareholders promptly after consummation of the Offer to consider and vote upon the approval of the Merger and adoption of this Plan of Merger. Subject to their fiduciary duties under applicable law (after being advised by counsel), the Board of Directors of Target will recommend that shareholders of Target vote in favor of the approval of the Merger and the adoption of this Plan of Merger at any such meeting. At any such meeting, all of the Shares then owned by Acquirer, Subsidiary or any other direct or indirect subsidiary of Acquirer will be voted in favor of the approval of the Merger and adoption of this Plan of Merger.

         2.3 Consummation of the Merger.

         Upon the terms and subject to the conditions of this Plan of Merger as soon as practicable after consummation of the Offer, and, if the vote of the shareholders of Target is required pursuant to Section 2.2 after the vote of such shareholders in favor of the Merger and this Plan of



                                       5
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Merger has been obtained, Target (or Subsidiary, if appropriate) shall execute in the manner required by the GBCC and file with the Secretary of State of the State of Georgia a certificate of merger, as required by the GBCC, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.3, a closing will be held at the offices of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         2.4 Dissenters' Rights.

         Notwithstanding any provision of this Plan of Merger to the contrary, any Shares outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those Shares in accordance with the provisions of Article 13 of the GBCC and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to Section 2.1(c)(i), but the holder shall only be entitled to such rights as are granted by the GBCC. If a holder of Shares who demands appraisal of those Shares under the GBCC shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those Shares shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(c)(i), without interest, upon the surrender of the certificate or certificates representing those Shares. Target shall give Acquirer (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the GBCC received by Target relating to shareholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the GBCC. Target shall not, except with the prior written consent of Acquirer, voluntarily make any payment with respect to any such demands for appraisals of capital stock of Target, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         2.5 Payment for Shares.

         Prior to the Effective Time, Subsidiary shall designate a commercial bank or trust company organized under the laws of the United States or any state of the United States with capital, surplus and undivided profits of at least $100,000,000 to act as Paying Agent with respect to the Merger (the "Paying Agent"). Each holder (other than Acquirer, Subsidiary or any subsidiary of Acquirer) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Shares will be entitled to receive, upon surrender to the Paying Agent of the Certificates for cancellation, cash in an amount equal to the product of the number of Shares previously represented by the Certificates multiplied by the Merger Consideration, subject to any required withholding of taxes. When and as needed, Subsidiary shall make available to the Paying Agent sufficient funds to make all payments pursuant to the preceding sentence. No interest shall accrue or be paid on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the




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person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable. Following the Effective Time, until surrendered to the Paying Agent in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing Dissenting Shares and Shares owned by Acquirer or any subsidiary of Acquirer) shall represent for all purposes only the right to receive upon surrender the Merger Consideration multiplied by the number of Shares evidenced by the Certificate, without any interest, subject to any required withholding of taxes. Any funds delivered or made available to the Paying Agent pursuant to this Section 2.5 and not exchanged for Certificates within six months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Certificates under this Article 2, and any former shareholders of Target who have not previously exchanged their Certificates will thereafter be entitled to look only to the Surviving Corporation for payment of their claims for the consideration set forth in Section 2.1(c)(i), without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under applicable law. As soon as practicable after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each record holder of Certificates a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title of the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

         2.6 Closing of Target's Transfer Books.

         At the Effective Time, the stock transfer books of Target shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in Section 2.5, subject to applicable law in the case of Dissenting Shares.

         2.7 Corporate Acts of Subsidiary.

         All corporate acts, plans, policies, approvals and authorizations of Subsidiary, its sole shareholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to Subsidiary. The employees and agents of Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Subsidiary.

                                   SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target hereby represents and warrants to Acquirer and Subsidiary as follows:






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

         3.1 Organization and Qualification.

         Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its property and carry on its business as now being conducted. Target is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 10.5 hereof) on Target. Target has made available to Acquirer correct and complete copies on the amended and restated articles of incorporation and bylaws of Target.

         3.2 Target Capital Stock.

         Target's authorized capital consists of 100,000,000 shares of Target Common Stock, par value $.01 per share, of which 9,236,440 Shares were issued and outstanding as of April 20, 1998, including 319,176 Shares in the Salary Deferral Plan (70,067 of which are unallocated) and 46,914 Shares issued under the Deferred Compensation Plan, and 200,000 shares of Preferred Stock, of which 50,000 shares are designated as Series A Junior Participating Preferred Stock; no shares of Preferred Stock are issued or outstanding as of the date hereof. All of the issued and outstanding shares of Target Common Stock are duly authorized and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered by Target to Acquirer simultaneously with the execution and delivery hereof (the "Disclosure Schedule"), there are no options, warrants, or similar rights granted by Target or any other agreements to which Target is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Target Common Stock. Except for the Shares (including the associated Rights), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Target having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which shareholders of Target may vote. There are no agreements or arrangements to which Target is a party pursuant to which Target is or could be required to register Shares or other securities under the Securities Act of 1933, as amended (the "Securities Act"). Target represents that the information set forth on Exhibit 3.2 to the Disclosure Schedule is true and correct in all material respects.

         3.3 Subsidiaries and Affiliated Partnerships.

         Target has no subsidiaries, and Target does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization.

         3.4 Power and Authority.

         Subject to the satisfaction of the conditions precedent set forth herein, Target has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Amended and Restated Articles of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Target. This Plan of Merger has been duly executed and delivered by Target and, assuming this Plan of Merger constitutes a valid and binding obligation of Acquirer and Subsidiary, as the case may be, constitutes a valid and binding obligation of Target, enforceable against Target in accordance with its terms.

         3.5 Non-Contravention; Approvals and Consents.

             (a) Except as disclosed in Exhibit 3.5 of the Disclosure Schedule, the execution and delivery of this Plan of Merger by Target does not, and the performance by Target of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, permit the termination of any provision of, or result in the termination of or the acceleration of the maturity or performance of, or result in the creation or imposition of any lien upon any of the assets or properties of Target under, any of the terms, conditions or provisions of (i) the amended and restated articles of incorporation or bylaws of Target, or (ii) subject to receipt of the requisite shareholder approval with respect to the Merger, (A) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision in the United States, or of any foreign country (a "Governmental or Regulatory Authority"), applicable to Target or any of its assets or properties, (B) any note, bond, mortgage, security agreement, indenture, license, franchise, contract or other instrument, obligation or agreement of any kind (other than leases or subleases of real property) (together, "Contracts") to which Target is a party or by which Target or any of its assets or properties is bound, or (C) any Employee Plan or Benefit Arrangement (defined in Section 3.12); except, with respect to the foregoing clause (ii), those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target.

             (b) Except for (i) the premerger notification requirements of the HSR Act, (ii) the requirements of the Exchange Act and the New York Stock Exchange and (iii) the filing of appropriate documents relating to the Merger required by the GBCC, no consent, approval or action of, or filing with or notice to, any Governmental or Regulatory Authority or other person is required under any Law or Order or any Contract to which Target is a party or by which Target or any of its assets or properties is bound, for the execution and delivery of this Plan of Merger by Target or the performance by Target of its obligations hereunder or the consummation by Target of the transactions contemplated hereby, except those as to which the failure to make or obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target.

         3.6 Target Public Information.

             (a) Target has heretofore furnished Acquirer with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Commission (as any such documents have since the time of their original filing been amended, the "Target Documents") since March 9, 1996, which are all the documents (other than preliminary materials) that it was required to file with the SEC from such date through the date of this Plan of Merger. As of their respective dates, the Target Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, Target Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in Target Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Target required to be stated therein, including all such known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Target at said dates and the consolidated results of operations and cash flows of Target for the periods then ended. The consolidated balance sheet of Target at February 28, 1998 included in Target Documents is herein sometimes referred to as the "Target Balance Sheet".

             (a) Except for matters reflected or reserved against in Target Balance Sheet or arising under this Plan of Merger, Target had not at that date, and has not since that date, incurred any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected in a consolidated balance sheet of Target (including the notes thereto), except liabilities or obligations that (i) were incurred in the ordinary course of business consistent with past practices or (ii) have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target.

         3.7 Legal Proceedings.

         Except as disclosed in Target Documents or on Exhibit 3.7 to the Disclosure Schedule, there is no material litigation, governmental investigation or other proceeding pending or, to the knowledge of Target, threatened against or relating to Target, its properties or business, or the transaction contemplated by the Plan of Merger and, to the knowledge of Target, no basis for any such action exists.

         3.8 Contracts, Etc.

             (a) All contracts, leases, agreements and arrangements to which Target is a party are legally valid and binding in accordance with their terms and in full force and effect, and to the knowledge of Target, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a Material Adverse Effect on Target.

             (b) Except as set forth on Exhibit 3.8 to the Disclosure Schedule, no contract or agreement to which Target is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a Material Adverse Effect on Target.


             (c) Except as set forth on Exhibit 3.8 to the Disclosure Schedule, Target has not granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

         3.9 Subsequent Events.

             (a) Except as disclosed in Exhibit 3.9 of the Disclosure Schedule or as reflected in Target Documents made prior to the date of this Plan of Merger, since the date of Target Balance Sheet (i) there has not been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target,
(ii) Target has conducted its business, in all material respects, in the ordinary course consistent with past practices, and, (iii) Target has not taken any action that, if taken after the date hereof, would constitute a breach of any provision of Section 7.2.

             (b) Except as set forth on Exhibit 3.9 to the Disclosure Schedule or disclosed in Target Documents, Target has not, since the date of Target Balance Sheet:

                 (i) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on Target Balance Sheet or (ii) liabilities incurred since the date of the last-filed Target Document in the ordinary course of business, which discharge or satisfaction would have a Material Adverse Effect on Target;

                 (ii) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a Material Adverse Effect on Target, except as may have been required due to consolidated income or operations of Target since the date of the last-filed Target Document;

                 (iii) made any material change affecting any banking, safe deposit or power of attorney arrangements;

                 (iv) made any change in any method of accounting or auditing practice;

                 (v) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Target.

                 (vi) Sold or transferred any of the assets material to the consolidated business of Target, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

                 (vii) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Target to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

                 (viii) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

                 (ix) Declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued any stock, bonds or other securities, or any option, warrant or other right to purchase or acquire any such interest, other than stock options granted to employees, directors or consultants of Target, all of which are disclosed on Exhibit 3.2 to the Disclosure Schedule.

         3.10 Taxes.

             (a) As used herein, "Taxes" means all taxes of any kind, including those on, measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, value added, or property taxes, and all customs duties and similar fees, assessments and charges of any kind whatsoever, together with any interest thereon and any penalties, additions to tax and additional amounts imposed with respect thereto by any Governmental or Regulatory Authority. As used herein, "Tax Return" means any return, report, declaration, information statement and other document with respect to Taxes required to be filed by Target with the Internal Revenue Service or any other Governmental or Regulatory Authority, including all accompanying schedules. For purposes of this Section 3.10, any reference to Target shall include any corporation that merged or was liquidated with and into Target.

             (b) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, Target has (i) timely filed all federal and state income Tax Returns and all other material Tax Returns required to be filed by it and such Tax Returns are correct and complete in all material respects, and (ii) has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, and all other Taxes for which a notice of assessment or demand for payment has been received by Target, except for such Taxes as to which the failure to pay, individually or in the aggregate, would not have a Material Adverse Effect on Target. Except as set forth on Exhibit 3.10 to the Disclosure Schedule, Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

             (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target or as disclosed in Exhibit 3.10 of the Disclosure Schedule: (i) no material claim for unpaid Taxes due and payable has become a lien against the property of Target or is being asserted against Target nor, to Target's knowledge, are there pending any material proposed adjustments to the manner in which any Tax of Target is determined; (ii) except as provided in Exhibit 3.10 to the Disclosure Schedule, to the Knowledge of Target, no audit of any Tax Return of Target is pending, threatened or being conducted by a Governmental or Regulatory Authority; (iii) Target is not a party to any agreement or arrangement that would, individually or in the aggregate, (A) result in the actual or deemed payment by Target of any "excess parachute payments" within the meaning of Section 280G of the Code, or
(B) constitute compensation in excess of the limitation set forth in Section 162(m) of the Code; (iv) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Plan of Merger; (v) no consent under Section 341(f) of the Code has been filed with respect to Target; (vi) Target has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (vii) Target has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (viii) Target has made all payments of estimated Taxes required to be made under
Section 6655 of the Code and any comparable state, local or foreign Tax provision; (ix) all Taxes required to be withheld, collected or deposited by or with respect to Target and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (x) Target has not issued or assumed
(A) any obligations described in Section 279(a) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or
(C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that are not in registered form; (xi) there are no requests for information currently outstanding that could affect the Taxes of Target; (xii) there are no proposed reassessments of any property owned by Target or other proposals that could increase the amount of any Tax to which Target would be subject; and (xiii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could materially affect the Tax liability of Target. No claim has been made by a Governmental or Regulatory Authority in a jurisdiction where Target does not file Tax Returns that Target is or may be subject to taxation by that jurisdiction.

             (d) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, Target has never (i) joined in or been required to join in the filing of a consolidated or combined federal, state or local income Tax Return with respect to which Target could be liable for the Taxes of a person other than Target or
(ii) been the subject of a Tax ruling or a closing agreement with respect to Taxes with any Governmental or Regulatory Authority that has continuing effect. Except as set forth on Exhibit 3.10 to the Disclosure Schedule, Target is not a party to any tax sharing or tax allocation agreement or arrangement pursuant to which it could be liable for Taxes of a person other than Target. Except as set forth on Exhibit 3.10 to the Disclosure Schedule, Target has not agreed to make nor is it required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

             (e) Except as set forth in Exhibit 3.10, and to the Knowledge of Target, but only to the extent such Taxes, individually or in the aggregate, would not have a Material Adverse Effect on Target: (i) no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of any group of corporations that filed a consolidated Return, but only to the extent such deficiencies relate to such consolidated Return, that included Target or the business operations of Target (a "Target Consolidated Group"); (ii) no notice (either formally or informally) has been received by any member of the Target Consolidated Group that it has not filed a Return or paid Taxes with respect to a Return required to be filed or paid by such member, but only with respect to a Return of the Target Consolidated Group; (iii) no member of the Target Consolidated Group is a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding with respect to Taxes been asserted or threatened (either formally or informally) against any such member or any of its assets, but only for those Taxes with respect to a Return of the Target Consolidated Group; and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes (with respect to a Return of) or Returns of any member of the Target Consolidated Group, but only for those Taxes or Returns of the Target Consolidated Group.


             (f) Target has not taken any action that would cause it to be liable to any party under the Tax Allocation and Indemnification Agreement, dated March 6, 1996, among Target, Custom Management Corporation of Pennsylvania, Custom Management Corporation, John C. Metz & Associates, Inc., Morrison International, Inc., Ruby Tuesday, Inc., Ruby Tuesday (Georgia), Inc., Morrison Health Care, Inc., Tias, Inc., Morrison Custom Management Corporation of Pennsylvania, and Morrison Restaurants Inc.

         3.11 Commissions and Fees.

         Except as set forth in Exhibit 3.11 to the Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against Acquirer resulting from any action taken by Target or its shareholders, officers or Directors, or any of them.

         3.12 ERISA and Related Matters.

             (a) Exhibit 3.12 of the Disclosure Schedule contains a true and complete list of each Employee Plan and Benefit Arrangement (each as defined below). Target has made available to Acquirer a current, accurate and complete copy of each Employee Plan and Benefit Arrangement, including all plan amendments, trust agreements, and written interpretations thereof together with the most recent annual report (Form 5500) and the most recent actuarial valuation report prepared in connection with any Employee Plan or Benefit Arrangement, and, to the extent applicable, all related reports (actuarial or otherwise) that materially affect the Tax liability of Target.

             (b) Each Employee Plan and Benefit Arrangement has been maintained and administered in compliance with its terms and with the requirements of applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target. There is no litigation, administrative or arbitration proceeding or other dispute pending or, to Target's knowledge, threatened that involves any Employee Plan or Benefit Arrangement (defined below) that could reasonably be expected to have a Material Adverse Effect on Target or a Material Adverse Effect on any employee or director of Target or on any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.


             (c) Except as provided in Exhibit 3.12 of the Disclosure Schedule, Target does not maintain, has never maintained, and has never been required to contribute to, an "employee benefit plan" as defined in Section 3 of ERISA that is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" as defined in Section 3(37) of ERISA. Neither Target nor any of its current or former affiliates (as defined under Section 414 of the Code) has or incurred, or reasonably expects to incur prior to closing, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from any plan covered or previously covered by title IV of ERISA or any liability under Section 4971 of the Code that in either case could become a liability of Target or Acquirer or any affiliate of either of them after the Effective Date.

             (d) Neither Target or any of its current or former affiliates (as defined under Section 414 of the Code), nor, to Target's Knowledge, any of its current or former directors, officers or employees, has engaged in any transaction with respect to an Employee Plan that could subject Target to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, or for a "reportable event" within the meaning of Section 4043 of ERISA, except for such taxes, penalties or liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.

             (e) At May 31, 1997, each Employee Plan that constitutes a defined benefit pension plan had assets exceeding its projected benefit obligations, as reflected by the notes to Target's audited financial statements.

             (f) Except as provided in Exhibit 3.12 of the Disclosure Schedule, no independent contractor or other contract employee has participated or is entitled to participate in any Employee Plan or Benefit Arrangement.

             (g) Each Employee Plan and Benefit Arrangement that is intended to be qualified within the meaning of Code Sections 401(a) or 501(a) is so qualified and has received a favorable determination letter as to its qualification or has filed a timely application with the Internal Revenue Service requesting such a favorable determination letter. Nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

             (h) Since January 1, 1992, Target has not received any written notice from the Pension Benefit Guaranty Corporation ("PBGC") issued pursuant to ERISA Section 4042 with respect to its Employee Plans.

             (i) Except as disclosed on Exhibit 3.12 to the Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by Target relating to, or change in employee participation or coverage under, any Employee Plan or

Benefit Arrangement that would increase for the current fiscal year the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year, except any such increase which would not have a Material Adverse Effect on Target.

             (j) As used herein:

                 (i) "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, cafeteria plan benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits), other than an Employee Plan, that is maintained, administered or contributed to by Target and covers any employee or former employee of Target; and

                 (ii) "Employee Plan" means a plan or arrangement as defined in
             Section 3(3) of ERISA that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by Target or any member of Target's control group (past or present), as defined in Code section 1563(a), and (C) covers any employee or former employee of Target.

         3.13 Employment Matters.

             (a) Except as described in Target Documents or set forth on Exhibit
3.13 to the Disclosure Schedule, Target is not a party to any oral or written
(i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger, (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger, or (iv) employment contracts with any officer or employee.

             (b) Target is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to so comply or the engagement in which would not have a Material Adverse Effect on Target. There is no unfair labor practice complaint pending, or to the Knowledge of Target, threatened against Target before the National Labor Relations Board.

         3.14 Environmental Matters.

         Except as disclosed in Exhibit 3.14 of the Disclosure Schedule or in Target Documents filed prior to the date hereof:

             (a) Target has obtained all material licenses, permits, authorizations, approvals and consents ("Environmental Permits") from all Governmental or Regulatory Authorities that are required in respect of its business or operations under any applicable Environmental Law (defined below), and each of such Environmental Permits is in full force and effect.

             (b) Target is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target.

             (c) (i) To the Knowledge of Target, no site or facility now or previously owned, operated or leased by Target is listed or proposed for listing on the National Priorities List or CERCLIS, promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the rules and regulations thereunder or on any similar state or local list of sites requiring investigation or Remedial Action (defined below).

                 (ii) Since March 9, 1996, Target has not received any written notice of any actual or alleged material violation of any Environmental Law with respect to any of its facilities.

                 (iii) Target is not subject to any material outstanding
             agreements with or Orders of any Governmental or Regulatory Authority respecting (A) Environmental Laws, (B) Remedial Action or
             (C) any Release of a Hazardous Material (defined below).

                 (iv) Since March 9, 1996, Target has not received any written notice or request for information pertaining to a response or removal action (as defined by CERCLA), with respect to any of its sites or facilities now or previously owned, operated or leased by it.

             (d) No liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Target, other than liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Target.

             (e) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Target in relation to any site or facility owned, operated or leased by Target, except those reports that have been identified on Exhibit 3.14.

             (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, since March 9, 1996, no Hazardous Material has been Released, disposed of or arranged to be disposed of by Target at or about any site or facility now or previously owned, operated or leased by Target, other than Releases or disposals permitted under Orders issued by any Governmental or Regulatory Authorities.

             (g) As used herein:


                 (i) "Environmental Law" means any Law or Order relating to the environment or to emissions, discharges or Releases of pollutants, contaminants, or chemicals, or industrial, toxic or hazardous substances or wastes, into the environment (including structures, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes;

                 (ii) "Hazardous Material" means (A) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "pollutants," "contaminants," or words of similar import under any Environmental Law, including petroleum, friable asbestos, PCBs and CFCs; and (B) any other chemical, material or substance, the presence of or exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law;

                 (iii) "Release" means any actual or threatened (as defined under CERCLA) release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or any structure; and

                 (iv) "Remedial Action" means all actions, including any capital expenditures, required by a Governmental or Regulatory Authority, required under any Environmental Law or voluntarily undertaken to
             (A) clean up, remediate, remove, treat or in any other way ameliorate or address any Hazardous Materials Released into the environment; (B) prevent the Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

         3.15 Compliance with Laws in General.

         Except as set forth on Exhibit 3.15 to the Disclosure Schedule or disclosed in Target Documents, Target is not in violation or received any notices of violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, and any Environmental Laws, except for any violation as would not, individually or in the aggregate, have a Material Adverse Effect on Target and no notice of any pending inspection or investigation of any such law, regulation or ordinance has been received by Target which, if it were determined that a violation had occurred, would have a Material Adverse Effect on Target.

         3.16 Licenses, Accreditation and Regulatory Approvals.

         Except as disclosed in Target Documents or set forth on Exhibit 3.16 to the Disclosure Schedule, Target holds all licenses, permits and other regulatory approvals which are needed or required by law with respect to its business, operations and facilities as they are currently or presently conducted (collectively, the "Licenses"), except where the failure to possess such Licenses does not have a Material Adverse Effect on Target. All such Licenses are in full force and effect, and Target is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto. Subject to compliance with applicable securities laws, the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Target, the consummation of the Merger will not violate any law or regulation to which Target is subject which, if violated, would have a Material Adverse Effect on Target.

         3.17 Real Property.

             (a) Exhibit 3.17 of the Disclosure Schedule contains a list of all real property owned by Target. Exhibit 3.17 of the Disclosure Schedule contains a list of all real property or interests in real property leased by Target. Complete and correct copies of all leases so listed, including all modifications, amendments and supplements thereto, have heretofore been made available to Acquirer and all such leases are in full force and effect in accordance with their respective terms.

             (b) Target has, except with respect to assets disposed of for adequate consideration in the ordinary course of business (none of which are material to the operations of its business), title to all real property and all other properties and assets reflected in the Target Balance Sheet free and clear of all pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, chattel mortgages, mortgages or deeds of trust (collectively, "Liens"), except for (i) Liens that secure indebtedness that is properly reflected in the Target Balance Sheet, (ii) Liens for Taxes accrued but not yet payable; (iii) mechanic's, worker's, materialmen's, operator's or other Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Target Balance Sheet, provided that the obligations secured by such Liens are not delinquent; and (iv) capital leases, leases and licenses of such properties, if any, to third parties for fair and adequate consideration. Except to the extent that the absence of such an interest would not have a Material Adverse Effect on Target's business or its ability to conduct its operations, Target owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

             (c) There are no existing defaults or events that, with notice or lapse of time or both, would constitute defaults under any such leases, except for defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Target.

             (d) Except as set forth on Exhibit 3.17 of the Disclosure Schedule, Target enjoys peaceful and undisturbed possession of its leased properties. Target has good and valid title to the leasehold estate in each property leased by it, except for (i) mortgages and encumbrances that secure indebtedness properly reflected on the financial statements of Target in Target Documents made prior to the date hereof; (ii) liens for taxes accrued but not yet payable;
(iii) liens arising as a matter of Law in the ordinary course of business with respect to obligations incurred after February 28, 1998, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (iv) such imperfections of title and encumbrances, if any, as do not, individually or in the aggregate, materially detract from the value or materially interfere with the present use of such property or are listed in
Exhibit 3.17 of the Disclosure Schedule. Target is making no representations or warranties as to the underlying title of the landlord or the status of any mortgages granted by any landlord of property leased by Target.

             (e) Target is not in violation of any zoning, building or safety Law or Order applicable to the operation of its owned or leased properties that is likely to impede the normal operation of the business of Target or to have, individually or in the aggregate, a Material Adverse Effect on Target.

             (f) Except as set forth on Exhibit 3.17 of the Disclosure Schedule, there are no pending or, to the Knowledge of Target, threatened condemnation or similar proceedings relating to any of the leased properties of Target.

         3.18 Vote Required.

         The affirmative vote of the holders of a majority of the outstanding Shares of Target Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Target capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

         3.19 Opinion of Financial Advisor.

         The Board of Directors of Target has received the oral opinion of Wheat First Union to the effect that, as of the date of this Plan of Merger, the Merger Consideration is fair to the holders of Target Common Stock from a financial point of view, a written copy of which opinion will be delivered by Target to Acquirer prior to the date on which the definitive tender offer materials for the Offer are filed with the SEC.

         3.20 Takeover Statutes.

         Sections 14-2-1111 and 14-2-1132 of the GBCC are inapplicable to the Offer, the Merger and this Plan of Merger, as Target's bylaws do not incorporate such Sections.

         3.21 Rights Agreement.

         The execution and delivery of the Plan of Merger and the consummation of the transactions contemplated hereby, including the Offer and the Merger, will not result in the occurrence of a "Distribution Date" or "Stock Acquisition Date" or "Triggering Event" under the Rights Agreement and will not result in any person becoming an "Acquiring Person" (as such terms are defined in the Rights Agreement). All outstanding Rights will be retired or expire at the Effective Time.

         3.22 No Untrue Representations; Information Supplied.

             (a) No representation or warranty by Target in this Plan of Merger, and no Exhibit or certificate issued by Target and furnished or to be furnished to Acquirer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

             (b) The Schedule 14D-9 (and any amendment or supplement thereto) will not, on the date of its filing with the Commission and the date it is first published, sent or given to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Target with respect to information supplied in writing by or on behalf of Acquirer or Subsidiary expressly for inclusion therein. The
Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. (c) The information supplied or to be supplied in writing by or on behalf of Target for inclusion in the Schedule 14D-1 will not, on the date the Schedule 14D-1 (and any amendment or supplement thereto) is filed with the Commission or on the date it is first published, sent or given to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   SECTION 4
    REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY AND ACQUIRER Subsidiary and

         Acquirer, jointly and severally, hereby represent and warrant to Target as follows:

         4.1 Organization, Existence and Capital Stock.

         Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Georgia. Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of Acquirer.

         4.2 Power and Authority.

         Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Articles of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required shareholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Articles of Incorporation or Bylaws of Subsidiary, or any agreement, instrument, order, judgment or decree to which Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Subsidiary.

                                   SECTION 5
                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

         Acquirer hereby represents and warrants to Target as follows:

         5.1 Organization, Existence and Good Standing.

         Acquirer is a corporation duly organized and validly existing and is in good standing under the laws of the State of Louisiana. Acquirer has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Acquirer is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

         5.2 Power and Authority.

         Acquirer has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required shareholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of Acquirer, or any provision of, or result in the acceleration of any obligation under, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Acquirer is a party or by which it is bound, or violate any restrictions of any kind to which Acquirer is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Acquirer. This Plan of Merger has been duly executed and delivered by Acquirer and Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Target, constitutes a valid and binding obligation of Acquirer and Subsidiary, enforceable against Acquirer and Subsidiary in accordance with its terms.

         5.3 Subsidiary Common Stock.

         Acquirer owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. Acquirer has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to the Plan of Merger. At or prior to consummation of the Merger, Acquirer will have taken all such actions as may be required in its capacity as the sole shareholder of Subsidiary to approve the Merger.

         5.4 Solvency.

         At the Effective Time and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger, the Surviving Corporation will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), or (b) have unreasonably small capital with which to engage in its business, or (c) have incurred or plan to incur debts beyond its ability to pay as they become due.

         5.5 Financing.

         At or prior to the date of the scheduled commencement of the Offer, Acquirer will have received, and will have delivered to Target a copy of, a binding commitment from a reputable financial institution to provide financing sufficient to fund the cash necessary to consummate the Offer and the Merger. At or prior to completion of the Offer and the Merger, Acquirer will have, or will have available to it pursuant to credit facilities, and will provide, or will cause to be provided to Subsidiary, the funds necessary to consummate the Offer and the Merger.

         5.6 No Violations.

         Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which Acquirer is subject.

         5.7 No Untrue Representation; Information Supplied.

             (a) No representation or warranty by Acquirer in this Plan of Merger, and no Exhibit or certificate issued by Acquirer and furnished or to be furnished to Target pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statement or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

             (b) The Schedule 14D-1 (and any amendments or supplements thereto) will not, on the date filed with the Commission and first published, sent or given to shareholders of Target, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Acquirer or Subsidiary with respect to information supplied in writing by or on behalf of Target expressly for inclusion therein and information derived from documents filed by Target with the Commission. The Schedule 14D-1 will comply as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

             (c) The information supplied or to be supplied in writing by or on behalf of Acquirer or Subsidiary for inclusion in the Schedule 14D-9 (and any amendments or supplements thereto) will not, on the date the Schedule 14D-9 is filed with the Commission and is first published, sent or given to shareholders of Target, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.8 Commencement of Tender.

         Acquirer shall commence the Offer strictly in compliance with the first sentence of Section 1.1 hereof.

                                   SECTION 6
                       ACCESS TO INFORMATION AND DOCUMENTS

         6.1 Access to Information.

         Between the date hereof and the Closing Date, each of Target and Acquirer will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Target shall make available to Acquirer all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Target banking, investment and financial arrangements with those of Acquirer at the Effective Time.

         6.2 Return of Records.

         If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated December 29, 1997, between Target and Acquirer (the "Confidentiality Agreement").

         6.3 Effect of Access.

             (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

             (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties.

                                   SECTION 7
                                   COVENANTS

         7.1 Preservation of Business.

         Target will use reasonable commercial efforts to preserve the business organization of Target intact, to keep available to Acquirer and the Surviving Corporation the services of the present employees of Target, and to preserve for Acquirer and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Target.

         7.2 Material Transactions.

         Prior to the Effective Time, Target will not (other than as required pursuant to the terms of the Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof which are described on Exhibit 7.2 to the Disclosure Schedule), without first obtaining the written consent of Acquirer and the consent of a majority of Independent Directors:

             (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Target, other than in the ordinary course of business or as otherwise disclosed herein.

             (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Target except as provided herein.

             (c) Make any capital expenditure or commitment therefor or enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $250,000.

             (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Target, other than pursuant to the stock options outstanding as of the date hereof.

             (e) Make any contribution, payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Target's usual past practice, or establish or enter into any new plan or contract or arrangement or make any change in any existing plan, contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, or terminate any Plan.

             (f) Increase indebtedness for borrowed money or extend a material amount of credit to anyone, except in the ordinary course of business consistent with prior practices.

             (g) Guarantee the material obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

             (h) Amend its Articles of Incorporation or Bylaws.

             (i) Enter into any option to purchase or purchase agreement or buy any real property, or enter into any new leases or renewals of existing leases on real property, or open new restaurant locations (unless contractually committed to do so).

             (j) Take any action of a character described in Section 3.9(b)(i) to 3.9(b)(ix), inclusive.

         7.3 Meeting of Target Shareholders.

             (a) Promptly after consummation of the Offer, Target shall prepare and file with the Commission, if required by federal securities laws, a preliminary form of the proxy statement (the "Proxy Statement") to be mailed to the shareholders of Target in connection with the meeting of such shareholders to consider and vote upon the Merger (the "Special Meeting"). Target will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. Target will notify Acquirer of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Acquirer with copies of all correspondence between Target or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Proxy Statement prior to its being filed with the Commission and shall give Acquirer and its counsel the reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with or sent to the Commission. Target agrees to use its commercially reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the Commission. As promptly as practicable after the Proxy Statement has been cleared by the Commission, Target shall mail the Proxy Statement to its shareholders. If at any time prior to the approval of this Plan of Merger by Target's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Target will prepare and mail to its shareholders such an amendment or supplement.

             (b) If necessary to consummate the Merger, Target will take all steps necessary in accordance with its Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its shareholders (the "Special Meeting") as soon as reasonably appropriate, for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Target (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to Target shareholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the shareholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use reasonable, good faith efforts to obtain the approval by Target's shareholders of this Plan of Merger and the transactions contemplated hereby.

             (c) At the Special Meeting, Acquirer and Subsidiary and its direct and indirect subsidiaries shall vote, or cause to be voted, all Shares owned by them in favor of the Merger.

         7.4 Exemption from State Takeover Laws.

         Target shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Target's Board of Directors or otherwise.

         7.5 HSR Act Compliance.

         Acquirer and Target shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. Acquirer and Target will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

         7.6 Public Disclosures.

         Acquirer and Target will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the New York Stock Exchange. The parties shall issue a joint press release, mutually acceptable to Acquirer and Target, promptly upon execution and delivery of this Plan of Merger.

         7.7 Resignation of Target Directors.

         On or prior to the Closing Date, Target shall deliver to Acquirer evidence satisfactory to Acquirer of the resignation of the Directors of Target, such resignations to be effective on the Closing Date.

         7.8 Notice of Subsequent Events.

         Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.8, cause the conditions set forth in Section 9.2(b) or 9.3(b) not to be met, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

         7.9 No Solicitation.

             (a) From and after the date hereof, Target shall not, and shall not permit any of its directors, officers, attorneys, financial advisors, agents or other representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined) from any person. In addition, Target shall, and shall cause its directors, officers, attorneys, financial advisors, agents and other representatives to, immediately cease any existing discussions or negotiations, or other activities referred to in the immediately preceding sentence, with any person conducted heretofore with respect to any of the foregoing matters referred to in the immediately preceding sentence. Notwithstanding the foregoing, Target may (i) furnish information pursuant to a customary confidentiality agreement concerning Target and its businesses, properties or assets to a third party who has, without solicitation by Target, indicated that it is interested in making a Takeover Proposal after the date hereof, (ii) engage in discussions or negotiations with such a third party who has made an unsolicited Superior Proposal after the date hereof, and/or (iii) following receipt of an unsolicited Superior Proposal after the date hereof, take and disclose to its shareholders a position contemplated by Rule 14e-2 (a) under the Exchange Act or otherwise make disclosure to its shareholders, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Target shall have concluded in good faith, after consultation with its outside counsel, that such action is a necessary exercise of its fiduciary duties to the shareholders of Target under Georgia law; provided that the Board of Directors of Target shall not take any of the actions referred to in clauses (i) through (iii) above until after it has delivered notice of such actions to Acquirer. As used in this Plan of Merger:
(i) "Takeover Proposal" means any proposal or offer, or any expression of interest by any person relating to Target's willingness or ability to receive or discuss any proposal or offer (other than a proposal or offer by Acquirer or Subsidiary), for any tender or exchange offer, merger, consolidation, recapitalization or other business combination involving Target or the acquisition in any manner of a substantial equity interest in (10% or more), or a substantial portion of the assets of, Target or any other similar transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Offer, the purchase of Shares pursuant to the Offer or the Merger; and (ii) "Superior Proposal" means a bona fide written proposal or offer made by any person to acquire Target pursuant to any tender or exchange offer, merger, consolidation, recapitalization or other business combination or acquisition of all or substantially all of the assets of Target on terms that the Board determines in good faith, and in the exercise of sound and reasonable judgment (after consultation with outside legal counsel and independent financial advisors), to be more favorable to Target and its shareholders than the transaction contemplated hereby (taking into account any fees or expenses payable hereunder or thereunder and conditions to consummation) and for which any required financing is committed or that, in the good faith judgment of the Board (after consultation with independent financial advisors), is reasonably capable of being financed by such person. Without limiting any other remedies available to Target, the provisions of this paragraph (a) shall be suspended for so long as Acquirer may be in breach of its obligations under Section 5.8 of this Agreement.

             (b) Target shall promptly advise Acquirer orally and in writing of the receipt of any proposal it believes to be a Takeover Proposal, the material terms and conditions thereof, and the identity of the person making any such proposal or inquiry (the "Notice of Takeover Proposal"). Target will keep Acquirer fully informed of the status and details of any such proposal or inquiry. The parties understand and agree that Target shall be entitled to disclose to its shareholders any information that is required by applicable Law (including without limitation the Exchange Act) regarding any such proposal or inquiry.

             (c) Target agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which Target is a party.

         7.10 Other Actions.

         Subject to the provisions of Section 7.9 hereof, none of Target, Acquirer and Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Target or Acquirer to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a Material Adverse Effect on the Surviving Corporation or which would otherwise materially impair the ability of Target or Acquirer to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

         7.11 Cooperation.

             (a) Acquirer and Target shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

             (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of Acquirer and Target shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of Target's shareholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of Acquirer and Target will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         7.12 Target Employees.

         Acquirer shall retain all employees of Target who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as Acquirer provides its existing employees. Acquirer shall cause Target to honor Target stay bonus arrangements as in effect immediately prior to the date hereof, copies of which have been provided to Acquirer. Exhibit 7.12 describes the parties to whom such stay bonus letters have been delivered. Acquirer shall give employees of Target credit for their respective periods of employment with Target prior to the Effective Time for purposes of determining their eligibility for vesting, level of participation, and benefit accrual (other than benefit accrual under Acquirer's defined benefit pension plan) in any employee benefit program, plan or arrangement which the Surviving Corporation adopts, maintains or contributes to following the Effective Time.

         7.13 Indemnification.

             (a) Target shall, and from and after the Effective Time, Acquirer and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger an officer or director of Target (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Target pertaining to any matter existing or occurring at or prior to the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the same extent as such Indemnified Parties were entitled to be indemnified under the articles of incorporation and bylaws of Target as in effect on December 31, 1997 (and Acquirer and the Surviving Corporation, as the case may be, will pay expenses, including through advancement to the full extent provided in Target's articles of incorporation or bylaws as in effect on December 31, 1997. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Target (or them and Acquirer and the Surviving Corporation after the

Effective Time), (ii) Target (or after the Effective Time, Acquirer and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Target (or after the Effective Time, Acquirer and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Target, Acquirer or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Target, Acquirer or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.13 except to the extent such failure prejudices such party), and shall deliver to Target (or after the Effective Time, Acquirer and the Surviving Corporation) the undertaking contemplated by Section 14-2-855 of the GBCC. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

             (b) The provisions of this Section 7.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

             (c) Acquirer shall pay for the insurance premiums required for any extension of Target's D&O insurance policy following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of Target for a period of six years or shall provide comparable coverage for the same period under Acquirer's D&O insurance policy for all directors and officers of Target, covered by Target's policy.

             (d) The rights to indemnification granted by this Section 7.13 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Acquirer and/or Surviving Corporation (exclusive of insurance coverage available) pursuant to this Section 7.13 will not exceed, as to all of the Indemnified Parties described herein as a group, the sum of $10 million, and Acquirer shall have no responsibility to any Indemnified Party for the manner in which such sum is allocated among that group (but the Indemnified Parties may seek reallocation among themselves); (ii) amounts otherwise required to be paid by Acquirer to an Indemnified Party pursuant to this Section 7.13 shall be reduced by any amounts that such Indemnified Party has recovered by virtue of the claim for which indemnification is sought and Acquirer shall be reimbursed for any amounts paid by Acquirer that such Indemnified Party subsequently recovers by virtue of such claim; (iii) no Indemnified Party shall be entitled to indemnification for any claim made or threatened prior to the Closing Date of which such Indemnified Party or Target was aware but did not promptly disclose to Acquirer prior to the execution of this Plan of Merger, if the claim or threatened claim was known on or before such time, or prior to the Closing Date, if such claim became known after execution of this Plan of Merger, provided that all matters disclosed in the Disclosure Schedule to this Plan of Merger shall be deemed to have been disclosed to Acquirer by all of such Indemnified Parties for purposes of this Section 7.13(d); and (iv) any claim for indemnification pursuant to this Section 7.13 must be submitted in writing to the Chief Executive Officer of Acquirer promptly upon such Indemnified Party becoming aware of such claim and, in no event, more than ten years from the

Effective Date, provided that any such failure to advise promptly has a prejudicial effect on Acquirer.

         7.14 Termination of Plans.

             (a) No further discount stock purchases shall be permitted with director fees through the Morrison Fresh Cooking, Inc. Stock Incentive and Deferred Compensation Plan for Directors.

             (b) All changes of control agreements between Target and any officer or director of Target shall be terminated at or prior to the Effective Date.

                                    SECTION 8
                       TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination.

         This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of Target Common Stock:

             (a) by mutual written consent of Acquirer and Target;

             (b) by either Acquirer or Target:

                 (i) if, upon a vote at a duly held meeting of shareholders or any adjournment thereof, any required approval of the holders of shares of Target Common Stock shall not have been obtained;

                 (ii) if the Merger shall not have been consummated on or before
             October 31, 1998, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of shareholders;

                 (iii) if any court of competent jurisdiction or other
             Governmental or Regulatory Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibited the Merger and such Order or other action shall have become final and nonappealable;


                 (iv) in the event of a breach by the other party of any
             representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or
             (b), as applicable, and (B) cannot be or has not been cured within

             30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

                 (v) if either Acquirer or Target gives notice of termination as a non-notifying party pursuant to Section 7.8;

                 (vi) the Offer shall be terminated or expire in accordance with its terms without the purchase of Shares pursuant thereto; provide, however, that neither party shall be entitled to terminate for such reason if the cause thereof is a breach by such party of any of its obligations under this Plan of Merger;

                 (vii) if (a) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (b) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of Acquirer) or Section 9.3 (in the case of Target) is not capable of being satisfied prior to the end of the period referred to in
             Section 8.1(b)(ii);

             (c) by Target if:

                 (i) Target receives a Superior Proposal (defined in Section
             7.9) prior to the consummation of the Offer; provided that, prior to terminating this Plan of Merger, (A) Target shall have provided the Notice of Takeover Proposal in accordance with the first sentence of Section 7.9(b), and (B) Target shall have paid to Acquirer the Fee required pursuant to Section 8.6; or

                 (ii) the Offer has not been timely commenced in accordance with
             Section 1.1; or

             (d) by Acquirer and Subsidiary, if:

                 (i) the Board shall have withdrawn or modified, in any manner adverse to Acquirer and Subsidiary, the approval or recommendation by the Board of this Plan of Merger, the Offer or the Merger or approved or recommended any Takeover Proposal (defined in Section 7.9), or shall have resolved to do any of the foregoing; or

                 (ii) (A) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to Target and (B) Target shall not have rejected such Takeover Proposal within 15 business days (or 10 business days if required by the federal securities laws) after the earlier of its receipt thereof or the date its existence first becomes publicly disclosed.

         8.2 Effect of Termination.

         In the event of termination of this Plan of Merger as provided in
Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

         8.3 Amendment.

         This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of Target Common Stock; provided, however, that after any such approval, there shall be made no amendment that requires further approval by such shareholders without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 Extension; Waiver.

         At any time prior to the Effective Time of the Merger, the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.8.

         8.5 Procedure for Termination, Amendment, Extension or Waiver.

         A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of Acquirer, Subsidiary or Target, action by its Board of Directors or the duly authorized designee of the Board of Directors.

         8.6 Expenses; Break-up Fees.

             (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense.

             (b) If:

                 (i) this Plan of Merger is terminated by Acquirer and
             Subsidiary pursuant to Section 8.1(d)(i) hereof or by Target pursuant to Section 8.1(c)(i); or

                 (ii) (A) this Plan of Merger is terminated (1) by Acquirer and
             Subsidiary pursuant to Section 8.1(d)(ii), or 8.1(b)(iv), (v) or
             (vii) hereof, or (2) by Acquirer and Subsidiary or by Target pursuant to Section 8.1(b)(iii) hereof, but only if the Order, ruling or other action by the Governmental or Regulatory Authority giving rise thereto is issued or taken as a result of an action, suit or proceeding in which a Third Party who has made a Takeover Proposal or Superior Proposal is a participant or which involves issues arising out of a Takeover Proposal or Superior Proposal, and, ---

                 (B) within 12 months thereafter, either (1) Target enters into an agreement with respect to any Third Party Acquisition or (2) any Third Party Acquisition occurs, and,

                 (C) after the execution and delivery of this Plan of Merger but prior to such termination, (1) Target (or its agents) had discussions with respect to such Third Party Acquisition, (2) Target (or its agents) furnished information with respect to or with a view to such Third Party Acquisition or (3) a Third Party announced an interest publicly with respect to any Third Party Acquisition, or indicated an interest or made a proposal with respect to any Third Party Acquisition and thereafter such indication or proposal became public, or, with respect to any Third Party that announced an interest publicly prior to the date hereof with respect to any Third Party Acquisition, or indicated an interest or made a proposal prior to the date hereof with respect to any Third Party Acquisition, such Third Party indicated publicly its continued interest with respect to such Third Party Acquisition, or indicated its continued interest or amended any previous proposal with respect to such Third Party Acquisition and thereafter such indication or amendment became public;


         then Target shall pay to Acquirer within two business days following any such termination under paragraph (i) above or within two business days following the closing of a Third Party Acquisition described in paragraph (ii)(B) in the event of any such termination under paragraph
         (ii) above, a fee, in cash and in immediately available funds, of $2.6 million (inclusive of all out-of-pocket expenses) (the "Fee"); provided, however, that Target in no event shall be obligated to pay more than one Fee with respect to all such terminations; provided, further, that Target shall not be obligated to pay the Fee pursuant to this Section if Acquirer or Subsidiary shall be in material breach of its covenants or agreements in this Plan of Merger, and, provided, further, that Target shall reimburse Acquirer for all reasonable attorneys' fees and other out-of-pocket expenses incurred with collecting a Fee hereunder if it is ultimately determined that a Fee is payable by Target hereunder.

             (c) For purposes of this Section:

             "Third Party" means any person other than Acquirer or Subsidiary or any affiliate thereof.

             "Third Party Acquisition" means the occurrence of any of the following events, in a single transaction or a series of related transactions: (i) the acquisition of Target by merger, tender offer, exchange offer or otherwise by any Third Party; (ii) the acquisition by a Third Party of 30% or more of the assets of Target and its subsidiaries, taken as a whole, (iii) the acquisition by a Third Party or Target of more than 30% of the outstanding Shares; or (iv) the adoption by Target of a plan of liquidation or the declaration or payment of an extraordinary dividend. Target acknowledges that the provisions contained in this
         Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger, and that, without these provisions, Acquirer would not enter into this Plan of Merger.

                                   SECTION 9
                              CONDITIONS TO CLOSING

         9.1 Mutual Conditions.

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived in writing by Acquirer and Target):

             (a) None of Acquirer, Subsidiary or Target nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Acquirer effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Target.

             (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

             (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (d) The holders of Target Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

             (e) Subsidiary shall have purchased all Shares validly tendered pursuant to the Offer.

         9.2 Conditions to Obligations of Acquirer and Subsidiary.

         The obligations of Acquirer and Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Acquirer and Subsidiary):

             (a) Each of the agreements of Target to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and

Target shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

             (b) The representations and warranties of Target set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Target shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by Acquirer) under
Section 7.2. Acquirer and Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Target, dated the Closing Date, certifying in such detail as Acquirer and Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

             (c) Acquirer shall have received an opinion from Powell, Goldstein, Frazer & Murphy LLP in customary form and reasonably satisfactory to Acquirer.

         9.3 Conditions to Obligations of Target.

         The obligations of Target to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Target):

             (a) Each of the agreements of Acquirer and Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and Acquirer and Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

             (b) The representations and warranties of Acquirer set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Target shall have been furnished with a certificate, executed by duly authorized officers of Acquirer and Subsidiary, dated the Closing Date, certifying in such detail as Target may reasonably request as to the fulfillment of the foregoing conditions.

             (c) Target shall have received an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P, in customary form and reasonably satisfactory to Target.

                                   SECTION 10
                                 MISCELLANEOUS

         10.1 Nonsurvival of Representations and Warranties.

         None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

         10.2 Notices.

         Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

              If to Acquirer:

                       Piccadilly Cafeterias, Inc.
                       3232 Sherwood Forest Boulevard
                       Baton Rouge, Louisiana  70816
                       Attention:  Chairman

              with a copy to:

                       Jones, Walker, Waechter, Poitevent, Carrere & Denegre First NBC Center
                       51st Floor
                       201 St. Charles Avenue
                       New Orleans, Louisiana  70170-5100
                       Attention:  Curtis R. Hearn

              If to Target:

                       Morrison Restaurants Inc.
                       3300 Highlands Parkway
                       Suite 130
                       Atlanta, Georgia  30082
                       Attention:  Chairman

              with a copy to:

                       Powell, Goldstein, Frazer & Murphy LLP
                       16th Floor
                       191 Peachtree Street, N.E.
                       Atlanta, Georgia  30303
                       Attention: Walter G. Moeling, IV

         All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         10.3 Further Assurances.

         Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

         10.4 Governing Law.

         This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia, applied without giving effect to any conflicts-of-law principles.

         10.5 Definitions.

         "Including." The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         "Knowledge." "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

         "Material Adverse Change" or "Material Adverse Effect." "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with Target or Acquirer, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole or to the ability of such party to perform its obligations hereunder or to consummate the transactions contemplated hereby, including the Offer and the Merger; provided, however, that "Material Adverse Change" and "Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles and (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, and (iii) any charges resulting from any restructuring or other similar charges or write-offs taken by Target with the consent of Acquirer; provided, however, that a decline in same store customer traffic consistent with previous quarterly trends, which have ranged between 5.4% and 10.9% (over the previous annual period) for the first three fiscal quarters of Target, and the corresponding negative financial results, shall not be deemed to constitute a Material Adverse Change or Material Adverse Effect with respect to Target.

         10.6 Captions.

         The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

         10.7 Integration of Exhibits.

         All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.8 Entire Agreement.

         This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby.

         10.9 Counterparts.

         This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         10.10 Binding Effect.

         This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as provided in Section 7.13, no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         10.11 No Rule of Construction.

         The parties acknowledge that this Plan of Merger was initially prepared by Acquirer, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

         IN WITNESS WHEREOF, Acquirer, Subsidiary and Target have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                   MORRISON RESTAURANTS INC.


                                   By  /s/ RONNIE L. TATUM
                                      ----------------------------------------
                                   Name:   Ronnie L. Tatum
                                         -------------------------------------
                                   Title:  Chief Executive Officer
                                          ------------------------------------

ATTEST:


/s/ MITCHELL S. BLOCK
----------------------------------------
Secretary

[CORPORATE SEAL]

                                   PICCADILLY CAFETERIAS, INC.


                                   By  /s/ RONALD A. LABORDE
                                      ----------------------------------------
                                                 Ronald A. LaBorde
                                        President and Chief Executive Officer

ATTEST:

/s/ BRIAN VON GRUBEN
----------------------------------
Secretary

[CORPORATE SEAL]


                                   PICCADILLY ACQUISITION
                                   CORPORATION


                                   By  /s/ RONALD A. LABORDE
                                      -----------------------------------------
                                           Ronald A. LaBorde
                                               President


ATTEST:


/s/ J. FRED JOHNSON
--------------------------------------
Secretary


[CORPORATE SEAL]

                                     ANNEX A

                             CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer, Subsidiary shall not be required to accept for payment or pay for any tendered Shares, and may terminate or amend the Offer and may postpone the acceptance for payment and payment for tendered Shares, if (i) there are not validly tendered prior to the expiration of the Offer (the "Expiration Date") and not withdrawn a number of Shares which constitutes on the date of purchase at least 66 2/3% of the outstanding Shares on a fully diluted basis (the "Minimum Condition") or (ii) at any time before the time of payment for such Shares (whether or not Shares have been accepted for payment or paid for pursuant to the Offer), any of the following events (each, an "Event") shall occur:

         (a) there shall have been instituted or pending any action or proceeding by or before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, which is reasonably likely to (i) restrain or prohibit the consummation of the Offer or the Merger, or obtain any material damages in connection therewith, (ii) make the purchase of or payment for some or all of the Shares pursuant to the Offer or the Merger illegal, (iii) impose material limitations on the ability of Acquirer or Subsidiary (or any of their affiliates) effectively to acquire or hold, or requiring Acquirer, Subsidiary or Target or any of their respective affiliates or subsidiaries to dispose of or hold separate, any of the assets or the business of Acquirer or Subsidiary and their affiliates taken as a whole or Target or otherwise have a Material Adverse Effect on Acquirer or Target or (iv) impose material limitations on the ability of Acquirer (or its affiliates) to exercise full rights of ownership of the Shares purchased by it on all matters properly presented to the shareholders of Target; or

         (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, by any state, federal or governmental authority or by any court, any statute, rule, regulation, judgment, decree, order or injunction, that is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of subsection (a) above; or

         (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the reasonable judgment of Subsidiary, a material acceleration or worsening thereof; or

         (d) the Plan of Merger shall have been terminated in accordance with its terms; or

         (e) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated; or

         (f) any of the representations or warranties made by Target in the Merger Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects on the Expiration Date (other than (i) changes in or disruptions of Target's business resulting from the execution of the Plan of Merger or the announcement of the Offer and the Merger, and (ii) representations and warranties made as of a specified date), or Target shall not in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Plan of Merger and Target fails to cure such breach within five days after notice thereof is given by Subsidiary, but in no event later than the Expiration Date; or

         (g) a Material Adverse Change shall have occurred with respect to Target;

         (h) Target's Board shall have withdrawn or modified, in any manner adverse to Acquirer and Subsidiary, the approval or recommendation by the Board of the Plan of Merger, the Offer or the Merger or approved or recommended any Takeover Proposal or shall have resolved to do any of the foregoing.

which, in the reasonable discretion of Subsidiary, in any case, giving rise to any such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

         The foregoing conditions are for the sole benefit of Acquirer and Subsidiary and may be asserted by Acquirer or Subsidiary regardless of the circumstances giving rise to any such condition and may be waived by Acquirer or Subsidiary in whole or in part at any time and from time to time in their sole discretion, except as otherwise provided in the Plan of Merger with respect to the Minimum Condition and compliance with the HSR Act. Acquirer's or Subsidiary's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



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